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                                                                    SUB-ITEM 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

                     INVESCO ALTERNATIVE OPPORTUNITIES FUND
                        INVESCO COMMODITIES STRATEGY FUND
                          INVESCO HEALTH SCIENCES FUND

The Funds are new funds that were formed to acquire the assets and liabilities of a predecessor fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending July 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's report on the financial statements of the predecessor funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its reports.

(Letter dated September 29, 2010 from Deloitte & Touche LLP is attached as Attachment A to this exhibit.)

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                                                                    ATTACHMENT A

September 29, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 77K of AIM Investment Funds (Invesco Investment Funds) Form N-SAR dated September 29, 2010, which includes Invesco Alternative Opportunities Fund, Invesco Commodities Strategy Fund and Invesco Health Sciences Fund, and we agree with the statements made therein.

Yours truly,


/s/ DELOITTE & TOUCHE LLP